UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2005

Stonepath Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16105	65-0867684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

World Trade Center
2200 Alaskan Way, Suite 200
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (206) 336-5400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 20, 2005,  Stonepath Group, Inc. (the “Company”) entered into an Exchange Agreement dated as of October 7, 2005 (the “Exchange Agreement”) by and among Stonepath Holdings (Hong Kong) Limited, a subsidiary of the Company (“Asia Holdings”), the Company, Hong Kong League Central Credit Union (the “Lender”), and SBI Advisors, LLC (the “Agent”).  Under the terms of Exchange Agreement, at the closing thereunder:

•                  $3,000,000 of the $5,000,000 principal amount of indebtedness outstanding under the Term Credit Agreement dated October 27, 2004 (the “Term Credit Agreement”) by and between Asia Holdings, the Lender and the Agent will be exchanged for 30,000 newly issued Preferred Shares of Asia Holdings;

•                  The maturity date for $1,000,000 of the $2,000,000 remaining principal balance under the Term Credit Agreement will be extended until November 4, 2007;

•                  The Lender will release its security interest in the collateral for the indebtedness under the Term Credit Agreement;

•                  The 30,000 Preferred Shares to be exchanged for the $3,000,000 of indebtedness under the Term Credit Agreement will have an original issue price of $100 per share (the “Original Issue Price”) and will accrue dividends, payable monthly, at an annual rate of 12% of the Original Issue Price. At the option of Asia Holdings, dividends may be paid by issuing additional shares of Asia Holdings Preferred Shares.

•                  The Company will enter into a Preferred Shares Exchange Agreement pursuant to which it will agree to issue shares of the Company’s common stock in exchange for the Preferred Shares issued to the Lender by Asia Holdings, at an exchange price of $1.08, subject to customary anti-dilution adjustments. This would provide the Lender with the right to acquire, at the initial exchange price, up to 2,777,778 shares of the Company’s Common Stock for the 30,000 Preferred Shares issued by Asia Holdings at the closing; and

•                  The Company will issue to the Lender warrants to purchase up to 277,778 shares of the Company’s Common Stock at an exercise price of $1.13 per share for a four year period (the “Warrants”).

The closing under the Exchange Agreement will occur within two business days after the date that the Preferred Shares may be issued under Hong Kong law or on such later date as the parties may agree.

The Exchange Agreement provides the Lender with the right to have the shares of the Company’s Common Stock issuable upon exchange of the Preferred Shares or exercise of the Warrants included in any registration statement filed by the Company with the Securities and Exchange Commission, subject to certain exceptions.

The foregoing is a brief description of the terms and conditions of the Exchange Agreement that are material to the Company, is not complete, and is qualified in its entirety by reference to full text of the Exchange Agreement which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits

(c)                                    Exhibits

Exhibit	Description

10.29	Exchange Agreement dated as of October 7, 2005 by and among Stonepath Holdings (Hong Kong) Limited, Stonepath Group, Inc., Hong Kong League Central Credit Union, and SBI Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.

Date: October 26, 2005	By:	/s/ Thomas L. Scully
Thomas L. Scully,
Chief Financial Officer